Calculation of Filing Fee Tables
S-8
Natera, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock	Other	3,200,000	$ 266.17	$ 851,744,000.00	0.0001381	$ 117,625.85
Total Offering Amounts:						$ 851,744,000.00		$ 117,625.85
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 117,625.85
Offering Note
[1]	a. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Registrant's common stock, par value 0.0001USD per share (the "Common Stock"), that become issuable under the Registrant's 2015 Equity Incentive Plan (the "2015 EIP"), as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of Registrant's Common Stock, as applicable. Common Stock issuable under the 2015 EIP were previously registered on Registration Statements on July 2, 2015 (File No. 333-205441), March 24, 2016 (File No. 333-210374), March 16, 2017 (File No. 333-216747), March 19, 2018 (File No. 333-223751), March 15, 2019 (File No. 333-230324), March 4, 2020 (File No. 333-236873), March 2, 2021 (File No. 333-253785), February 25, 2022 (File No. 333-263052), February 28, 2023 (File No. 333-270171), March 1, 2024 (File No. 333-277562), July 16, 2024 (File No. 333-280827), and October 21, 2025 (File No. 333-290978). b. Represents 3,200,000 shares of Common Stock reserved for issuance under the 2015 EIP. c. This estimate is made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price of the additional 2015 EIP Shares are based upon the average of the high and low prices of the Common Stock on August 3, 2026, as reported on the Nasdaq Global Select Market, which date is within five (5) business days prior to the filing of this Registration Statement. d. The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources